Exhibit 99.1

Great Elm Capital Corp. Announces Fourth Quarter 2020 Financial Results HIGHLIGHTED BY NET INVESTMENT INCOME of $0.07 per share

Company to Host Quarterly Conference Call at 11:00 AM ET Today

WALTHAM, MA, March 16, 2021 – Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the fourth quarter and year ended December 31, 2020.

Financial Highlights

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Net investment income (“NII”) for the quarter was $1.6 million, as compared to NII of $1.9 million for the quarter ended September 30, 2020. NII was impacted by slower than anticipated deployment of capital following the completion of GECC’s rights offering, repayments and higher than anticipated legal expenses.

▪

NII per share was $0.07 based on weighted average shares outstanding of 22,249,283, as compared to NII per share of $0.18, based on weighted average shares outstanding of 10,660,894, for the quarter ended September 30, 2020.

▪

On October 1, 2020, we successfully completed a non-transferable rights offering which entitled holders of rights to purchase one new share of common stock for each right held at a subscription price of $2.95 per share. In total, we sold 10,761,950 shares of our common stock for aggregate gross proceeds of approximately $31.7 million.

▪

As of December 31, 2020, GECC’s asset coverage ratio was approximately 167.1%, up from 150.9% as of September 30, 2020, 144.5% as of June 30, 2020 and 141.1% as of March 31, 2020. GECC’s minimum asset coverage ratio is 150.0%.

▪

Net assets grew to approximately $79.6 million on December 31, 2020, as compared to net assets of $60.5 million at September 30, 2020, $53.2 million at June 30, 2020 and $50.8 million at March 31, 2020.

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NAV per share was $3.46 on December 31, 2020, compared to $5.53 at September 30, 2020.  The decline from the prior quarter includes the effect of dilution of $1.35 per share from the rights offering and $0.06 per share from stock distributions in the fourth quarter of 2020.

▪	For the year ended December 31, 2020, we repurchased $5.3 million in aggregate principal of our senior notes at a weighted average price of $19.16 per note.

Management Commentary

Peter A. Reed, GECC’s Chief Executive Officer, stated, “Our fourth quarter income decline was the result of cash drag from higher cash balances than we had planned, greater than anticipated legal expenses, and unrealized losses from legacy investments. Our position in Avanti was the largest of our unrealized losses in the quarter, as uncertainty of the status of its refinancing and delayed new business significantly impacted its valuation. While these results are a disappointing way to end the year, we ended the quarter with a strong and liquid balance sheet and with continued momentum in our effort to invest more in specialty finance. Finally, after year end, Avanti successfully extended the maturity of its first lien debt. We have much work to do but are positioned to have a better year in 2021.”

Portfolio and Investment Activity

As of December 31, 2020, we held 31 debt investments, totaling approximately $108.2 million and representing 71.3% of the fair market value of our total investments. First lien and/or secured debt investments comprised a substantial majority of the fair market value of our debt investments.

As of the same date, we held 10 equity investments, totaling approximately $43.5 million and representing 28.7% of the fair market value of our total investments. Three of the 10 equity investments, totaling approximately $27.4 million of fair value as of December 31, 2020, are income-generating equity investments.

As of December 31, 2020, the weighted average current yield on our debt portfolio was 11.7%. Floating rate instruments comprised approximately 54.2% of the fair market value of debt investments.

During the quarter ended December 31, 2020, we deployed approximately $35.3 million into new investments(1), at a weighted average current yield of 10.9%. The weighted average price of the debt deployment activity was 94% of par.

During the quarter ended December 31, 2020, we monetized, in part or in full, 22 investments for approximately $43.8(2) million, at a weighted average current yield of 8.8%. The weighted average realized price was 100% of par.

Financial Review

Total investment income for the quarter ended December 31, 2020 was approximately $5.7 million, or $0.26 per share. Total expenses for the quarter ended December 31, 2020 were approximately $4.1 million, or $0.18 per share.

Net realized gains for the quarter ended December 31, 2020 were approximately $0.8 million, or $0.03 per share. Net unrealized depreciation from investments for the quarter ended December 31, 2020 was approximately $12.1 million, or $0.54 per share.

Liquidity and Capital Resources

As of December 31, 2020, our cash balance was approximately $52.6 million, exclusive of holdings of United States Treasury Bills and restricted cash. Total debt outstanding as of December 31, 2020 was $118.7 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL), our 6.50% senior notes due June 2024 (NASDAQ: GECCN) and our 6.75% senior notes due January 2025 (NASDAQ: GECCM). During the year ended December 31, 2020, we repurchased $5.3 million in aggregate principal of our senior notes at a weighted average price of $19.16 per note.

Distributions

We also announced this morning that our board of directors set a $0.10 per share cash distribution for the quarter ending June 30, 2021.

The record and payment dates for the distribution are expected to be set by GECC in the second quarter pursuant to authority granted by its board of directors.

Conference Call and Webcast

GECC will discuss these results in a conference call later this morning (Tuesday, March 16, 2021) at 11:00 a.m. ET.

Conference Call Details

Date/Time:Tuesday, March 16, 2021 – 11:00 a.m. ET

Participant Dial-In Numbers:

(United States):844-820-8297

(International):661-378-9758

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode "GECC." An accompanying slide presentation will be available in .pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website at http://www.investor.greatelmcc.com/events-and-presentations/presentations after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the Internet via the Investor Relations section of GECC’s website or by clicking on the conference call link: Great Elm Capital Corp (GECC) Q4 2020 Conference Call Webcast.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com

Adam Prior

The Equity Group Inc.

+1 (212) 836-9606

aprior@equityny.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	December 31, 2020	December 31, 2019
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $147,494 and $168,269, respectively)	$ 112,116	$ 147,412
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $74,997 and $85,733, respectively)	74,998	85,733
Affiliated investments, at fair value (amortized cost of $109,840 and $102,704, respectively)	29,289	40,608
Controlled investments, at fair value (amortized cost of $7,630 and $10,601, respectively)	10,243	9,595
Total investments	226,646	283,348

Cash and cash equivalents	52,582	4,606
Restricted cash	600	-
Interest receivable	2,423	2,350
Dividends receivable	-	14
Due from portfolio company	837	617
Due from affiliates	-	15
Prepaid expenses and other assets	240	89
Total assets	$ 283,328	$ 291,039

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $494 and $839, respectively)	$ 29,799	$ 31,792
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,042 and $1,321, respectively)	44,568	45,078
Notes payable 6.50% due June 30, 2024 (including unamortized discount of $1,529 and $2,058, respectively)	41,294	42,942
Payable for investments purchased	75,511	72,749
Interest payable	328	354
Distributions payable	1,911	1,338
Accrued incentive fees payable	9,176	8,157
Due to affiliates	764	997
Accrued expenses and other liabilities	362	743
Total liabilities	$ 203,713	$ 204,150

Commitments and contingencies	$ -	$ -

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 23,029,453 shares issued and outstanding and 10,062,682 shares issued and outstanding, respectively)	$ 230	$ 101
Additional paid-in capital	230,504	193,114
Accumulated losses	(151,119)	(106,326)
Total net assets	$ 79,615	$ 86,889
Total liabilities and net assets	$ 283,328	$ 291,039
Net asset value per share	$ 3.46	$ 8.63

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$2,940	$5,088	$12,740	$17,087
Non-affiliated, non-controlled investments (PIK)	22	-	22	-
Affiliated investments	265	231	981	858
Affiliated investments (PIK)	1,376	1,219	5,218	4,158
Controlled investments	61	76	249	1,411
Controlled investments (PIK)	-	-	-	684
Total interest income	4,664	6,614	19,210	24,198
Dividend income from:
Non-affiliated, non-controlled investments	463	63	867	470
Controlled investments	480	320	2,240	1,600
Total dividend income	943	383	3,107	2,070
Other income from:
Non-affiliated, non-controlled investments	(226)	5	125	142
Non-affiliated, non-controlled investments (PIK)	368	-	368	-
Affiliated investments	-	-	-	2
Affiliated investments (PIK)	-	1	75	565
Controlled investments	-	9	12	61
Total other income	142	15	580	770
Total investment income	$5,749	$7,012	$22,897	$27,038

Expenses:
Management fees	$613	$746	$2,511	$2,953
Incentive fees	210	636	1,020	2,735
Administration fees	182	253	729	987
Custody fees	(8)	12	51	57
Directors’ fees	47	50	198	200
Professional services	647	122	1,441	833
Interest expense	2,206	2,303	9,126	7,636
Other expenses	187	142	655	491
Total expenses	$4,084	$4,264	$15,731	$15,892
Net investment income before taxes	$1,665	$2,748	$7,166	$11,146
Excise tax	$17	$209	$17	$209
Net investment income	$1,648	$2,539	$7,149	$10,937

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$2,156	$31	$(9,604)	$1,146
Controlled investments	(1,382)	-	(1,382)	154
Repurchase of debt	-	-	1,237	-
Total net realized gain (loss)	774	31	(9,749)	1,300
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	(821)	(3,959)	(14,520)	(11,316)
Affiliated investments	(12,659)	(241)	(18,455)	(7,907)
Controlled investments	1,425	39	3,619	(561)
Total net change in unrealized appreciation (depreciation)	(12,055)	(4,161)	(29,356)	(19,784)
Net realized and unrealized gains (losses)	$(11,281)	$(4,130)	$(39,105)	$(18,484)
Net increase (decrease) in net assets resulting from operations	$(9,633)	$(1,591)	$(31,956)	$(7,547)

Net investment income per share (basic and diluted):	$0.07	$0.25	$0.54	$1.07
Earnings per share (basic and diluted):	$(0.43)	$(0.16)	$(2.40)	$(0.74)
Weighted average shares outstanding (basic and diluted):	22,249,283	10,062,682	13,309,463	10,249,578